Nelnet Reports Second Quarter 2021 Results
LINCOLN, Neb., August 5, 2021 - Nelnet (NYSE: NNI) today reported GAAP net income of $83.9 million, or $2.16 per share, for the second quarter of 2021, compared with GAAP net income of $86.5 million, or $2.21 per share, for the same period a year ago.
Net income, excluding derivative market value adjustments1, was $85.1 million, or $2.20 per share, for the second quarter of 2021, compared with $89.5 million, or $2.28 per share, for the same period in 2020.
Included in the operating results for the second quarter of 2020 was a gain of $51.0 million (or $38.8 million after tax, or $0.99 per share) to increase the carrying value of the company's investment in Hudl to fair value after Hudl's May 2020 equity raise.
"Nelnet delivered strong results across our core business segments," said Jeff Noordhoek, Chief Executive Officer of Nelnet. "In the second half of 2021, we will continue to focus on opportunities to improve our customer experiences, enhance our culture and work environment for our associates, and invest in and diversify our businesses.”
Nelnet currently operates four primary business segments, earning interest income on loans in its Asset Generation and Management (AGM) segment and fee-based revenue in its Loan Servicing and Systems and Education Technology, Services, and Payment Processing segments. On November 2, 2020, Nelnet Bank launched operations and its financial results are presented by the company as a reportable segment.
Asset Generation and Management
The AGM operating segment reported net interest income of $81.3 million during the second quarter of 2021, compared with $66.1 million for the same period a year ago. The company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. The company recognized expense from derivative settlements of $5.4 million during the second quarter of 2021, compared with income of $5.8 million for the same period in 2020. Derivative settlements for each applicable period should be evaluated with the company's net interest income. Net interest income and derivative settlements increased to a net of $75.9 million in the second quarter of 2021, up from a total of $71.9 million in the second quarter of 2020, due to an increase in core loan spread. The increase in spread was partially offset by the expected decrease in the average balance of loans outstanding from $20.2 billion in the second quarter of 2020 to $19.0 billion for the same period in 2021.
Core loan spread2, which includes the impact of derivative settlements, increased to 1.41 percent for the quarter ended June 30, 2021, compared with 1.35 percent for the same period in 2020. Core loan spread was positively impacted in the second quarter of 2021 by lower interest rates. The company has a portfolio of student loans that are earning interest at a fixed borrower rate and that are financed with variable rate debt. As a result, in a low interest rate environment, the company earns additional spread income that it refers to as floor income. During the three months ended June 30, 2021, the company recognized $31.5 million of floor income (net of $5.2 million in derivative settlements paid), compared with $30.6 million (net of $1.3 million in derivative settlements paid) for the comparable period in 2020.
Net income for the AGM segment was $60.0 million for the three months ended June 30, 2021, compared with $39.1 million for the same period in 2020. Included in the operating results for the second quarter of 2021 was a gain of $15.3 million (or $11.6 million after tax, or $0.30 per share) from the sale of a portfolio of consumer loans.
Loan Servicing and Systems
Revenue from the Loan Servicing and Systems segment was $112.1 million for the second quarter of 2021, compared with $111.0 million for the same period in 2020. As of June 30, 2021, the company was servicing $506.6 billion in government-owned, Federal Family Education Loan (FFEL) Program, private education, and consumer loans for 15.5 million borrowers.
Net income for the Loan Servicing and Systems segment was $11.8 million for the three months ended June 30, 2021, compared with $11.1 million for the same period in 2020.
On June 9, 2021, Nelnet Servicing and Great Lakes Educational Loan Services each received modifications to extend their servicing contracts with the Department of Education (Department) from June 14, 2021 through December 14, 2021. The
1 Net income, excluding derivative market value adjustments, is a non-GAAP measure. See "Non-GAAP Performance Measures" at the end of this press release and the "Non-GAAP Disclosures" section below for explanatory information and reconciliations of GAAP to non-GAAP financial information.

2 Core loan spread is a non-GAAP measure. See "Non-GAAP Performance Measures" at the end of this press release and the "Non-GAAP Disclosures" section below for explanatory information and reconciliations of GAAP to non-GAAP financial information.

Consolidated Appropriations Act, 2021, signed into law on December 27, 2020, provides that the Department may extend the contracts for up to two additional years to December 14, 2023.
Education Technology, Services, and Payment Processing
For the second quarter of 2021, revenue from the Education Technology, Services, and Payment Processing operating segment was $76.7 million, compared to $59.3 million for the same period in 2020. On December 31, 2020, the company acquired HigherSchool Instructional Services (HigherSchool), a services company that provides supplemental instructional services and educational professional development for K-12 schools in New York City, and CD2 LLC (CD2), a platform technology solution that includes learning management, collaboration/workflow, gamification, customer management/document storage, and employee boarding. The results of HigherSchool and CD2 are reported in the company’s consolidated financial statements from the date of acquisition. Revenue recognized by these acquisitions during the three months ended June 30, 2021 was $7.1 million.
Net income for the Education Technology, Services, and Payment Processing segment was $13.1 million for the three months ended June 30, 2021, compared with $8.9 million for the same period in 2020.
Nelnet Bank
On November 2, 2020, the company obtained final approval for federal deposit insurance from the Federal Deposit Insurance Corporation (FDIC) and for a bank charter from the Utah Department of Financial Institutions (UDFI) in connection with the establishment of Nelnet Bank, and Nelnet Bank launched operations. Nelnet Bank operates as an internet Utah-chartered industrial bank franchise focused on the private education loan marketplace. As of June 30, 2021, Nelnet Bank had a $190.6 million loan portfolio, consisting of $97.2 million of FFEL Program loans and $93.4 million of private education loans, and had $299.4 million of deposits. Nelnet Bank incurred a $0.2 million net loss for the quarter ended June 30, 2021.
Other Income
Included in other income for the three months ended June 30, 2021 is investment gains and income of $15.6 million (or $11.8 million, or $0.31 per share) related to certain venture capital and real estate investments.
Board of Directors Declares Third Quarter Dividend
The Nelnet Board of Directors declared a third quarter cash dividend on the company's outstanding shares of Class A common stock and Class B common stock of $0.22 per share. The dividend will be paid on September 15, 2021 to shareholders of record at the close of business on September 1, 2021.
Supplemental Financial Information
The company has provided supplemental financial information for the second quarter ended June 30, 2021 and certain other periods in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2021, and has made such information available on the company’s website at nelnetinvestors.com.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “assume," "believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” "scheduled," “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this release and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: risks and uncertainties related to the severity, magnitude, and duration of the COVID-19 pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on business, educational, individual, or travel activities intended to slow the spread of the pandemic, and volatility in market conditions resulting from the pandemic; risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the company under existing and any future servicing contracts with the Department, which current contracts accounted for 27 percent of the company's revenue in 2020; risks to the company related to the Department's initiatives to procure new contracts for federal student loan servicing and awards of contracts to other parties, including the pending and uncertain nature of the Department's procurement process, risks that the company may not be successful in obtaining any of such potential new contracts, and risks related to the company's ability to comply with agreements with third-party customers for the servicing of loans; risks related to the company's loan portfolio, such as interest rate basis and repricing risk and changes in levels of loan repayment or default rates; the use of derivatives to manage exposure to interest rate fluctuations; the uncertain nature of expected benefits from FFEL Program, private education, and consumer loan purchases and initiatives to purchase additional FFEL Program, private education, and consumer loans; financing and liquidity risks, including risks of changes in the securitization and other financing markets for loans; risks and uncertainties from changes in terms of education loans and in the educational credit and services marketplace resulting from changes in applicable laws, regulations, and government programs and budgets, such as changes resulting from the Coronavirus Aid, Relief, and Economic Security Act and the expected decline over time in FFEL Program loan interest income due to the discontinuation of new FFEL Program loan originations in 2010 and the resulting initiatives by the company to adjust to a post-FFEL Program environment, as well as the possibility of new student loan forgiveness or broad debt cancellation programs by the government; risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration; risks and uncertainties related to other initiatives to pursue additional strategic investments, acquisitions, and other activities, including activities that are intended to diversify the company both within and outside of its historical core education-related businesses; risks from changes in economic conditions and consumer behavior; cybersecurity risks, including potential disruptions to systems, disclosure of confidential information, and/or damage to reputation resulting from cyber-breaches; and changes in the general interest rate environment, including the availability of any relevant money-market index rate such as LIBOR or the relationship between the relevant money-market index rate and the rate at which the company's assets and liabilities are priced.
For more information, see the "Risk Factors" sections and other cautionary discussions of risks and uncertainties included in documents filed or furnished by the company with the Securities and Exchange Commission, including the cautionary information about forward-looking statements contained in the company's supplemental financial information for the second quarter ended June 30, 2021. All forward-looking statements in this release are as of the date of this release. Although the company may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in the company's expectations, the company disclaims any commitment to do so except as required by law.
Non-GAAP Performance Measures
The company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. Reconciliations of GAAP to non-GAAP financial information, and a discussion of why the company believes providing this additional information is useful to investors, is provided in the "Non-GAAP Disclosures" section below.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Interest income:
Loan interest	$122,005	124,117	146,140	246,123	327,933
Investment interest	11,578	4,986	5,743	16,563	13,141
Total interest income	133,583	129,103	151,883	262,686	341,074
Interest expense:
Interest on bonds and notes payable and bank deposits	49,991	27,773	85,248	77,764	219,366
Net interest income	83,592	101,330	66,635	184,922	121,708
Less provision (negative provision) for loan losses	374	(17,048)	2,999	(16,674)	79,297
Net interest income after provision for loan losses	83,218	118,378	63,636	201,596	42,411
Other income/expense:
Loan servicing and systems revenue	112,094	111,517	111,042	223,611	223,778
Education technology, services, and payment processing revenue	76,702	95,258	59,304	171,960	142,979
Communications revenue	—	—	18,998	—	37,179
Other	22,921	(4,604)	60,127	18,317	68,408
Gain on sale of loans	15,271	—	—	15,271	18,206
Impairment expense and provision for beneficial interests, net	(500)	2,436	(332)	1,936	(34,419)
Derivative market value adjustments and derivative settlements, net	(6,989)	34,505	1,910	27,516	(14,455)
Total other income/expense	219,499	239,112	251,049	458,611	441,676
Cost of services:
Cost to provide education technology, services, and payment processing services	21,676	27,052	15,376	48,728	38,181
Cost to provide communications services	—	—	5,743	—	11,325
Total cost of services	21,676	27,052	21,119	48,728	49,506
Operating expenses:
Salaries and benefits	118,968	115,791	119,247	234,759	239,125
Depreciation and amortization	20,236	20,184	29,393	40,419	57,041
Other expenses	32,587	36,698	37,052	69,286	80,439
Total operating expenses	171,791	172,673	185,692	344,464	376,605
Income before income taxes	109,250	157,765	107,874	267,015	57,976
Income tax expense	(26,237)	(34,861)	(21,264)	(61,098)	(11,131)
Net income	83,013	122,904	86,610	205,917	46,845
Net loss (income) attributable to noncontrolling interests	854	694	(128)	1,548	(895)
Net income attributable to Nelnet, Inc.	$83,867	123,598	86,482	207,465	45,950
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$2.16	3.20	2.21	5.36	1.16
Weighted average common shares outstanding - basic and diluted	38,741,486	38,603,555	39,203,404	38,672,902	39,579,459

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	June 30, 2021	December 31, 2020	June 30, 2020
Assets:
Loans and accrued interest receivable, net	$20,187,670	20,185,656	20,460,873
Cash, cash equivalents, and investments	1,480,946	1,114,189	517,240
Restricted cash	864,384	837,146	853,775
Goodwill and intangible assets, net	200,556	217,162	223,645
Other assets	295,307	292,007	555,675
Total assets	$23,028,863	22,646,160	22,611,208
Liabilities:
Bonds and notes payable	$19,381,835	19,320,726	19,726,158
Bank deposits	202,841	54,633	—
Other liabilities	615,569	642,452	544,264
Total liabilities	20,200,245	20,017,811	20,270,422
Equity:
Total Nelnet, Inc. shareholders' equity	2,833,800	2,632,042	2,336,796
Noncontrolling interests	(5,182)	(3,693)	3,990
Total equity	2,828,618	2,628,349	2,340,786
Total liabilities and equity	$23,028,863	22,646,160	22,611,208
Contacts:
Media, Ben Kiser, 402.458.3024, or Investors, Phil Morgan, 402.458.3038, both of Nelnet, Inc.

Non-GAAP Disclosures
(Dollars in thousands, except share data)
(unaudited)
Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. The company reports this non-GAAP information because the company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
Net income, excluding derivative market value adjustments

	Three months ended June 30,
	2021	2020
GAAP net income attributable to Nelnet, Inc.	$83,867	86,482
Realized and unrealized derivative market value adjustments (a)	1,615	3,911
Tax effect (b)	(388)	(939)
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$85,094	89,454

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$2.16	2.21
Realized and unrealized derivative market value adjustments (a)	0.04	0.10
Tax effect (b)	—	(0.03)
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$2.20	2.28

(a)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the company’s derivative transactions with the intent that each is economically effective; however, the company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility, mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the company’s performance and in presentations with credit rating agencies, lenders, and investors.
(b)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.

Core loan spread
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets. The spread amounts included in the following table are calculated by using the notional dollar values found in the "Net interest income, net of settlements on derivatives" table on the following page, divided by the average balance of loans or debt outstanding.

	Three months ended June 30,
	2021	2020
Variable loan yield, gross	2.63%	3.09%
Consolidation rebate fees	(0.84)	(0.84)
Discount accretion, net of premium and deferred origination costs amortization	0.01	0.02
Variable loan yield, net	1.80	2.27
Loan cost of funds - interest expense	(1.04)	(1.67)
Loan cost of funds - derivative settlements (a) (b)	(0.01)	0.14
Variable loan spread	0.75	0.74
Fixed rate floor income, gross	0.78	0.63
Fixed rate floor income - derivative settlements (a) (c)	(0.12)	(0.02)
Fixed rate floor income, net of settlements on derivatives	0.66	0.61
Core loan spread	1.41%	1.35%

Average balance of AGM's loans	$18,958,042	20,242,054
Average balance of AGM's debt outstanding	18,656,465	20,217,401
(a)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the company’s net interest income (loan spread) as presented in this table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended June 30,
	2021	2020
Core loan spread	1.41%	1.35%
Derivative settlements (1:3 basis swaps)	0.01	(0.14)
Derivative settlements (fixed rate floor income)	0.12	0.02
Loan spread	1.54%	1.23%

(b)    Derivative settlements consist of net settlements (paid) received related to the company’s 1:3 basis swaps.
(c)    Derivative settlements consist of net settlements (paid) received related to the company’s floor income interest rate swaps.

Net interest income, net of settlements on derivatives
The following table summarizes the components of "net interest income" and "derivative settlements, net" from the AGM segment statements of income.

	Three months ended June 30,
	2021	2020
Variable interest income, gross	$124,267	155,646
Consolidation rebate fees	(40,250)	(42,387)
Discount accretion, net of premium and deferred origination costs amortization	427	1,015
Variable interest income, net	84,444	114,274
Interest on bonds and notes payable	(48,542)	(84,141)
Derivative settlements (basis swaps), net (a)	(221)	7,129
Variable loan interest margin, net of settlements on derivatives (a)	35,681	37,262
Fixed rate floor income, gross	36,639	31,866
Derivative settlements (interest rate swaps), net (a)	(5,153)	(1,308)
Fixed rate floor income, net of settlements on derivatives (a)	31,486	30,558
Core loan interest income (a)	67,167	67,820
Investment interest	8,882	4,443
Intercompany interest	(128)	(348)
Net interest income (net of settlements on derivatives) (a)	$75,921	71,915

(a)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements on derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the company’s net interest income as presented in this table. Core loan interest income and net interest income (net of settlements on derivatives) are non-GAAP financial measures.
A reconciliation of net interest income (net of settlements on derivatives) to net interest income for the company's AGM segment follows.

	Three months ended June 30,
	2021	2020
Net interest income (net of settlements on derivatives)	$75,921	71,915
Derivative settlements (1:3 basis swaps)	221	(7,129)
Derivative settlements (fixed rate floor income)	5,153	1,308
Net interest income	$81,295	66,094